POWER OF ATTORNEY / CONFORMING STATEMENT

    This Statement confirms that the undersigned has authorized and designated Kumi Baruffi, Cathleen Dent and Gabrielle Baldwin, each with the full power to act alone, to execute and file on the undersigned's behalf all Form's 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Columbia Banking System, Inc.  The authority granted under this statement shall remain in full force and effect until the undersigned is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 and the rules thereunder, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.  The undersigned acknowledges that none of Columbia Banking System, Inc., Kumi Baruffi, Cathleen Dent or Gabrielle Baldwin is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of October 26, 2017.

                        Signature:  /s/ Eric S. Forrest
                                  Eric S. Forrest